UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    August 16, 2017

WADENA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55647	467-4046237
(Commission File Number)	(IRS Employer Identification No.)

3 Oakdale, Suite 100	Irvine, California 92660
(Address of Principal Executive Offices)	(Zip Code)

(818) 855-8199
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of a Director and Officer

 On August 16, 2017, Mr. Robert Sawatsky resigned as President, CEO and CFO and as a Director of the Company. Also, on August 16, 2017, Ms. Pauline Sumel resigned as Secretary of the Company. The Board accepted both Mr. Sawatsky’s and Ms. Sumel’s resignations and thanked them for their long and extraordinary service on behalf of the Company.

Appointment of a Director and Officer

On August 16, 2017, the Board of Directors appointed J. Jacob Isaacs as a Director of the Company and as its President, CEO, CFO and Secretary. Mr. Isaacs served as the Chief Executive Officer, President, Chief Financial Officer and Secretary/Treasurer and a director since of Cumberland Hills, Ltd., since its inception in January 2010 until its subsequent merger in 2013. From 2013 until the present Mr. Isaacs has operated his own private consulting firm advising small companies on how to effectively go public. He is also active in restructuring corporations and arranging debt consolidations. His knowledge of business practices and especially the regulations relating to public companies makes him an excellent addition to the Company’s management. Mr. Isaac intends to spend approximately 50% of his time on the business of the Company.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 19, 2017	WADENA CORP.

By: /s/ J. Jacob Isaacs
	Name:	J. Jacob Isaacs, Chief Executive Officer, Chief Financial Officer and Secretary